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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT




     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934




       Date of Report (Date of earliest event reported):  December 3, 1997




                              QUANEX CORPORATION
          ---------------------------------------------------------
            (Exact name of registrant as specified in its charter)






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
       Delaware                             1-5725                                   38-1872178
--------------------------          ---------------------------           --------------------------------------
(State of Incorporation)              (Commission File No.)              (I.R.S. Employer Identification No.)

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  1900 West Loop South, Suite 1500
           Houston, Texas                                       77027
-----------------------------------------             --------------------------
(Address of Principal Executive Offices)                      (Zip Code)




Registrant's telephone number, including area code:              (713) 961-4600

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ITEM 5.  OTHER EVENTS

On December 3, 1997, Quanex Corporation announced that it has completed the previously announced sale of Michigan Seamless Tube, Gulf States Tube, and Tube Group Administrative Office operations to Vision Metals, Inc., a new company formed by existing Tube Group management and Citicorp Venture Capital, Ltd. The sale is valued at approximately $30 million cash plus assumption of specified liabilities, subject to post-closing adjustments.
      According to Quanex President and CEO Vernon Oechsle, proceeds from the sale of these assets will be used to improve Quanex's debt structure and for investment in the company's value-added businesses.
      Michigan Seamless Tube, located in South Lyon, Michigan, produces cold drawn seamless steel tubing and drawn-over-mandrel welded steel tubes. Gulf States Tube, based in Rosenberg, Texas, manufactures hot finished seamless carbon and alloy steel pipes, cold drawn tubing, and welded tubing. Vision Metals' headquarters, the former administrative offices of the Tube Group, is located in Ann Arbor, Michigan.
      Quanex is a technological leader in the production of value-added engineered steel bars, aluminum flat-rolled products, and impact-extruded aluminum and steel products for transportation, capital equipment, and residential construction processing markets.




SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                                QUANEX CORPORATION





                                                /s/ VIREN M. PARIKH
                                                ------------------------------
Dated:  December 3, 1997                            Viren M. Parikh
                                                    Corporate Controller